Consent of Independent Chartered Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-8162) of TLC The Laser Center Inc. of our report dated July 15, 1998, included in the 1998 Annual Report (Form 10-K) of TLC The Laser Center Inc.


Toronto, Canada                                     /s/ Ernst & Young
July 15, 1998                                       Chartered Accountants